UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2019

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                           N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GIGA	OTCMarket

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2019, Giga-tronics Incorporated (the “Company”) amended its Articles of Incorporation to increase the number shares of authorized shares of Common Stock from 40 million to 200 million by filing a Certificate of Amendment with the California Secretary of State. As described in Item 5.07 below, the Company’s shareholders approved this amendment at the Company’s annual meeting of shareholders on September 19, 2019. A copy of the Certificate of Amendment is filed as an exhibit to this Current Report.

At the annual meeting, the Company’s shareholders also approved a reverse split of its Common Stock, which would be implemented by an amendment to the Company’s articles of incorporation. The Company has not yet determined whether or when to implement the reverse split or the ratio of the reverse split. Prior to implementing the reverse split, the Company will publicly announce its decisions regarding the ratio of the reverse split and the effective date.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on September 19, 2019. There were issued and outstanding on July 22, 2019, the record date for the meeting, 11,872,881 shares of Common Stock and an aggregate of 116,933.51 shares of Convertible Voting Perpetual Preferred Stock eligible to vote. The Convertible Voting Perpetual Preferred Stock entitles the holder to vote with holders of the Common Stock at the rate of 100 votes per share.

Holders of a total of 9,042,027 (76%) shares of Common Stock and 93,682 (80%) shares of Convertible Voting Perpetual Preferred Stock were present at the meeting in person or represented by proxy.

All proposals passed. The vote tallies below include votes of both Common Stock and Convertible Voting Perpetual Preferred Stock.

1.	Elect five directors to the Company’s Board of Directors for the ensuing year:

Election of Directors	Votes For	Votes Withheld
Gordon L. Almquist	12,572,908	190,980
Lutz P. Henckels	12,568,956	194,932
John R. Regazzi	12,573,558	190,330
William J. Thompson	12,579,735	184,153
Jamie Weston	12,575,133	188,755

The foregoing proposal passed; all nominees were elected as Directors for the ensuing year.

2.	Ratify the appointment of Armanino LLP as independent certified public accountants for the fiscal year ending March 28, 2020:

Votes For	Against	Abstain
18,325,771	18,510	65,910

The foregoing proposal was approved.

3.	To approve advisory vote on executive compensation.

Votes For	Against	Abstain
12,029,948	622,509	111,431

The foregoing proposal was approved.

4.	To approve advisory vote on frequency on executive compensation.

Annual	Biennial	Triennial
9,242,272	100,757	3,400,759

The foregoing proposal was approved.

5.	To approve increase of Authorized Common Stock.

Votes For	Against	Abstain
15,779,240	2,438,953	191,998

The foregoing proposal was approved.

4.	To approve reverse stock split.

Votes For	Against	Abstain
16,502,244	1,829,263	78,682

The foregoing proposal was approved.

No other matters were presented for approval.

Following the meeting, the Company’s board of directors resolved to continue the Company’s practice of having advisory votes regarding its executive compensation annually.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2019	GIGA-TRONICS INCORPORATED

By: /s/ Lutz P. Henckels Chief Financial Officer (Principal Financial Officer)